Exhibit 99.1

For Immediate Release

DIGITAL ALLY REPORTS THIRD QUARTER OPERATING RESULTS

COMPANY GENERATES NET INCOME AND EXPECTS
 STRONG FOURTH QUARTER

OVERLAND PARK, Kansas (November 4, 2009) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced its operating results for the third quarter and first nine months of 2009.  An investor conference call is scheduled for 11:00 a.m. EDT tomorrow, November 5, 2009 (see details below).

“Although we did not ship any large international orders, I am pleased to report that the Company generated a net income in the three months ended September 30, 2009,” stated Stanton E. Ross, Chief Executive Officer of the Company.  “Gross profit margins recovered to 58.3%, versus 50.0% in the second quarter and 42.3% in the first quarter of 2009, and we realized positive results from our cost control initiative to reduce overall selling general and administrative expenses.  Third quarter revenues trailed the levels achieved in the prior-year quarter and the second quarter of 2009, primarily due to the absence of significant international sales, which can fluctuate quite substantially from quarter to quarter.  During the third quarter of last year, international sales exceeded $3.1 million, whereas such sales totaled less than $300,000 in the quarter ended September 30, 2009.”

“We also experienced a reduction in average order size in the most recent quarter, which we believe reflects the budgetary constraints that are impacting most law enforcement agencies in the current challenging economic environment.  However, we received and shipped eight $100,000-plus domestic orders, totaling $1.3 million, during the third quarter, suggesting that Digital Ally is making inroads with larger law enforcement departments with its new DVM-750 system.  Production rates for our new DVM-750, DVM-500 Ultra and DVM-500 Plus in-car video systems improved throughout the third quarter, reaching planned production rates of 60 to 70 units per day in September 2009.”

For the three months ended September 30, 2009, the Company reported revenue of approximately $5.7 million, compared with revenue of approximately $8.5 million in the third quarter of 2008.  International revenues decreased to $270,491 in the third quarter of 2009, compared with approximately $3.2 million (including a single order valued at $2.2 million) in the quarter ended September 30, 2008.  International orders are often larger in size than typical domestic orders, and the timing of the receipt and shipment of such orders can have a significant impact upon Digital Ally’s sales in particular quarters.  Net income for the quarter ended September 30, 2009 totaled $81,402, or $0.01 per diluted share, compared with net income of $873,609, or $0.05 per diluted share, in the prior-year quarter, and net losses in the three quarters preceding the most recent quarter.

Gross profits declined to $3,334,989 in the third quarter of 2009, compared with gross profits of $5,167,824 in the prior-year period.  Gross profit margins approximated 58.3% of revenues in the most recent quarter, versus 61.1% in the third quarter of 2008, 50.0% in the second quarter of 2009 and 42.3% in the first quarter of 2009.  The decrease in third quarter gross profit margins, when compared with the prior-year quarter, was primarily due to product conversion costs and inefficiencies related to the introduction of new products during 2009.  However, the Company experienced a significant improvement in gross margins during the third quarter of 2009, when compared with the second and first quarters of 2009.  This was attributable to the successful introduction of, and production efficiencies realized from, the new products as the year has progressed.  As noted earlier, production rates for the new models steadily improved throughout the quarter ended September 30, 2009, and the Company expects such production rates to improve further during the fourth quarter.  Management also expects gross profit margins to continue to improve in the quarter ending December 31, 2009.

Selling, General and Administrative (“SG&A”) expenses declined 15% to $3,212,553 (56.2% of sales) in the third quarter of 2009, compared with $3,798,436 (44.9% of sales) in the year-earlier quarter.  The majority of this decrease was attributable to lower sales commissions resulting from a decline in sales, along with lower research and development costs, a reduction in stock compensation expense, and the inclusion of $278,172 in vendor settlements and credits.  The Company has implemented overhead cost containment initiatives during 2009 that positively impacted operating results during the third quarter 2009.

For the three months ended September 30, 2009, the Company reported operating income of $122,436, compared with $1,369,388 in the third quarter of 2008.

The Company reported pretax income of $131,402 in the quarter ended September 30, 2009, versus pretax income of $1,391,609 in the quarter ended September 30, 2008.  After an income tax provision of $50,000, the Company reported net income of $81,402 in the third quarter of 2009.  This compared with net income of $873,609, after income tax expense of $518,000, in the third quarter of 2008.

Basic and diluted earnings per share of $0.01 in the most recent quarter compared with basic earnings per share of $0.06 and diluted earnings per share of $0.05 in the prior-year quarter.

On a non-GAAP basis, the Company reported adjusted net income (before income taxes, depreciation, amortization and stock-based compensation), a non-GAAP financial measure, of $643,842, or $0.04 per diluted share, in the quarter ended September 30, 2009, versus adjusted net income of $2,083,370, or $0.16 per diluted share, in the quarter ended September 30, 2008.  (Non-GAAP adjusted net income is described in greater detail in a table at the end of this news release).

“We expect production rates and gross profit margins to continue to improve during the fourth quarter, as we put behind us the start-up costs and inefficiencies associated with the delayed introduction of new products during the first nine months of the year,” Ross said.  “Based upon domestic orders already received or in the pipeline, including $1.6 million in backorders on our books at the end of September, higher gross margins, and the shipment of a previously announced $3 million-plus order to the Turkish Police Department, we expect that our fourth quarter will represent a strong finish to the current year.”

“In light of the encouraging reception among law enforcement personnel of our new FirstVu wearable body camera and the DV-500 Ultra motorcycle and watercraft video system at the recent International Association of Chiefs of Police Conference in Denver, and with additional new product introductions planned for coming months, we are optimistic that 2010 should be an exciting year for the Company,” concluded Ross.

For the nine months ended September 30, 2009, the Company reported revenue of approximately $17.1 million, compared with revenue of approximately $25.9 million in the first nine months of 2008.  Gross profits declined to $8,705,134 in the nine months ended September 30, 2009, versus $16,026,314 in the corresponding period of the previous year.  An operating loss of ($2,130,834) was recorded in the first nine months of 2009, compared with operating income of $6,144,158 in the year-earlier period.  The Company reported a pretax loss of ($2,103,745) in the nine months ended September 30, 2009, versus pretax income of $6,215,676 in the first nine months of 2008.  After an income tax benefit of $720,000, the Company reported a net loss of ($1,383,745) in the first nine months of 2009, versus net income (after income tax expense of $2,253,000) of $3,962,676 in the nine months ended September 30, 2008.

The Company recorded a net loss per share of ($0.09) in the first nine months of 2009 compared with basic earnings per share of $0.26 and diluted earnings per share of $0.22 in the corresponding period of the previous year.

On a non-GAAP basis, the Company reported an adjusted net loss (before income taxes, depreciation, amortization and stock-based compensation), a non-GAAP financial measure, of ($20,803) in the nine months ended September 30, 2009, versus adjusted net income of $7,614,845 in the nine months ended September 30, 2008.

The Company generated $474,691 in net cash from its operating activities during the first nine months of 2009, compared with $2,951,153 in net cash used in operating activities during the nine months ended September 30, 2008.  As of September 30, 2009, the Company had $1,017,790 of cash and equivalents, working capital of $13,876,461, no debt outstanding, and shareholders’ equity of $16,951,030.

Non-GAAP Financial Measures

Digital Ally, Inc. has provided financial information in this release that has not been prepared in accordance with GAAP. This information includes non-GAAP adjusted net income. Digital Ally uses such non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Digital Ally’s ongoing operational performance. Digital Ally believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Digital Ally’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude certain non-cash expenses/income including: (1) income tax expense/benefit, (2) depreciation and amortization expenses and (3) share-based compensation expense pursuant to SFAS 123(R).

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Conference Call

The Company will host an investor conference call at 11:00 a.m. Eastern Time tomorrow, November 5, 2009, to discuss its third quarter and nine-month operating results, along with other topics of interest.  Shareholders and other interested parties may participate in the conference call by dialing 800-860-2442 (international/local participants dial 412-858-4600) and asking to be connected to the “Digital Ally, Inc. Conference Call” a few minutes before 11:00 a.m. EDT on November 5, 2009.  The call will also be broadcast live on the Internet at www.videonewswire.com/event.asp?id=62874.  A replay of the conference call will be available one hour after the completion of the conference call until 5:00 p.m. on Monday, January 4, 2010 by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID 434680.

The call will also be archived on the Internet through January 4, 2010, at www.videonewswire.com/event.asp?id=62874 and on the Company’s website at www.digitalallyinc.com.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications.  The Company’s primary focus is digital video imaging and storage.  For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management.  Therefore, actual results could differ materially from the forward-looking statements contained in this press release.  A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: whether the federal economic stimulus funding for law enforcement agencies will have a positive impact on the Company’s revenues; the Company’s ability to deliver its new product offerings as scheduled and have them perform as planned or advertised; its ability to achieve higher revenues and improved production rates and profit margins in the fourth quarter of 2009; its ability to increase sales and profits in 2010; its ability to expand its share of the in-car video market in the domestic and international law enforcement communities; whether there will be a commercial market, domestically and internationally, for one or more of its new products; its ability to commercialize its products and production processes, including increasing its production capabilities to satisfy orders in a cost-effective manner; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters.  These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures.  The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements.  The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking.  The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.  Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2008 and its report on Form 10-Q for the three and nine months ended September 30 2009, as filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:
Stanton E. Ross, CEO at (913) 814-7774
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com

(Financial Highlights Follow)

DIGITAL ALLY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AT SEPTEMBER 30, 2009 AND DECEMBER 31, 2008

	2009	2008
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$1,017,790	$1,205,947
Accounts receivable-trade, less allowance for doubtful accounts of $110,000 - 2009 and $90,000 – 2008	5,412,504	6,242,306
Accounts receivable-other	483,414	414,176
Inventories	8,093,499	8,359,961
Prepaid income taxes	—	85,943
Prepaid expenses	296,568	217,916
Deferred taxes	1,875,000	1,345,000

Total current assets	17,178,775	17,871,249

Furniture, fixtures and equipment	2,869,306	2,471,205
Less accumulated depreciation and amortization	1,370,103	738,554

	1,499,203	1,732,651

Deferred taxes	1,055,000	975,000
Intangible assets, net	349,391	365,643
Other assets	170,975	149,066

Total assets	$20,253,344	$21,093,609

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,025,115	$2,791,565
Accrued expenses	1,268,290	1,053,624
Income taxes payable	4,482	—
Customer deposits	4,427	84,039

Total current liabilities	3,302,314	3,929,228

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; Shares issued: 16,169,739 – 2009 and 15,926,077 – 2008	16,170	15,926
Additional paid in capital	19,661,554	18,428,292
Treasury stock, at cost (shares: 248,610 – 2009 and 210,360 - 2008)	(1,687,465)	(1,624,353)
Retained earnings (deficit)	(1,039,229)	344,516

Total stockholders’ equity	16,951,030	17,164,381

Total liabilities and stockholders’ equity	$20,253,344	$21,093,609

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AS FILED WITH THE SEC)

DIGITAL ALLY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 30, 2009 AND 2008 (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Product revenue	$5,565,667	$8,400,597	$16,270,054	$25,786,496
Other revenue	149,016	50,673	851,009	154,500

Total revenue	5,714,683	8,451,270	17,121,063	25,940,996
Cost of revenue	2,379,694	3,283,446	8,415,929	9,914,682

Gross profit	3,334,989	5,167,824	8,705,134	16,026,314
Selling, general and administrative expenses:
Research and development expense	696,523	785,428	2,803,038	1,893,318
Selling, advertising and promotional expense	748,634	889,496	1,922,535	2,500,789
Stock-based compensation expense	348,704	531,947	1,054,003	1,106,258
Charges related to purchase and cancellation of employee stock options	—	—	358,104	—
Vendor settlements and credits	(278,173)	—	(278,173)	—
General and administrative expense	1,696,865	1,591,565	4,976,461	4,381,791

Total selling, general and administrative expenses	3,212,553	3,798,436	10,835,968	9,882,156

Operating income (loss)	122,436	1,369,388	(2,130,834)	6,144,158

Interest income	8,966	22,221	27,089	71,518

Income (loss) before income tax benefit (provision)	131,402	1,391,609	(2,103,745)	6,215,676
Income tax benefit (provision)	(50,000)	(518,000)	720,000	(2,253,000)

Net income (loss)	$81,402	$873,609	$(1,383,745)	$3,962,676

Net income (loss) per share information:
Basic	$0.01	$0.06	$(0.09)	$0.26
Diluted	$0.01	$0.05	$(0.09)	$0.22

Weighted average shares outstanding:
Basic	15,821,075	15,736,559	15,756,342	15,181,662
Diluted	16,008,581	17,634,577	15,756,342	17,625,361

DIGITAL ALLY, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME
FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 30, 2009 AND 2008

	(unaudited) Three Months Ended September 30,		(unaudited) Nine Months Ended September 30,
	2009	2008	2009	2008

Net income (loss)	$81,402	$873,609	$(1,383,745)	$3,962,676
Non-GAAP adjustments:
Income tax provision (benefit)	50,000	518,000	(720,000)	2,253,000
Stock-based compensation	348,704	531,947	1,412,107	1,106,258
Depreciation and amortization	163,736	159,814	670,835	292,911

Total Non-GAAP adjustments	562,440	1,209,761	1,362,842	3,652,169

Non-GAAP adjusted net income(loss)	$643,842	$2,083,370	$(20,803)	$7,614,845

Non-GAAP adjusted net income (loss) per share information:
Basic	$0.04	$0.18	$(0.01)	$0.37
Diluted	$0.04	$0.16	$(0.01)	$0.32

Weighted average shares outstanding:
Basic	15,821,075	15,736,559	15,756,342	15,181,662
Diluted	16,008,581	17,634,577	15,756,342	17,625,361

DIGITAL ALLY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (Unaudited)

	Nine Months Ended September 30,
	2009	2008
Cash Flows From Operating Activities:
Net income (loss)	$(1,383,745)	$3,962,676
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	670,835	292,911
Stock based compensation	1,412,107	1,106,258
Reserve for inventory obsolescence	334,754	175,575
Reserve for bad debt allowance	20,000	1,776
Deferred tax (benefit) provision	(610,000)	(125,000)

Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable - trade	809,802	(5,371,199)
Accounts receivable - other	(69,238)	(210,483)
Inventories	(68,292)	(3,991,078)
Prepaid income taxes	85,943	—
Prepaid expenses	(78,652)	5,339
Other assets	(21,909)	47,815
Increase (decrease) in:
Accounts payable	(766,450)	1,078,264
Accrued expenses	214,666	416,930
Income taxes payable	4,482	(101,140)
Customer deposits	(79,612)	(235,933)
Unearned income	—	(3,864)

Net cash provided by (used in) operating activities	474,691	(2,951,153)

Cash Flows from Investing Activities:
Purchases of furniture, fixtures and equipment	(398,101)	(1,066,043)
Additions to intangible assets	(23,034)	(116,392)

Net cash (used in) investing activities	(421,135)	(1,182,435)

Cash Flows from Financing Activities:
Proceeds from exercise of stock options and warrants	261,399	2,374,972
Excess (deficiency) in tax benefits related to stock-based compensation	(120,000)	2,345,000
Purchase of common shares for treasury	(63,112)	(1,624,353)
Purchase of employee stock options	(320,000)	—

Net cash provided by (used in) financing activities	(241,713)	3,095,619

Decrease in cash and cash equivalents	(188,157)	(1,037,969)
Cash and cash equivalents, beginning of period	1,205,947	4,255,039

Cash and cash equivalents, end of period	$1,017,790	$3,217,070

Supplemental disclosures of cash flow information:
Cash payments for interest	$—	$—

Cash payments for income taxes	$21,500	$131,000

Supplemental disclosures of non-cash investing and financing activities:
Restricted common stock grant	$58,750	$—

Common stock surrendered as consideration for exercise of stock options	$321,743	$539,566